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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-91090) pertaining to the Scholastic Inc. 401(K) Savings and Retirement Plan, in the Registration Statement (Form S-8 No. 33-46338) pertaining to the 1992 Stock Option Plan as of May 19, 1992, in the Registration Statement (Form S-8 No. 33-98186) pertaining to the 1995 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-50128) pertaining to the Outside Directors' Stock Option Plan and the Stock Option Agreement with Joseph W. Oliver and in the Registration Statement (Form S-8 No. 33-74064) pertaining to the Non-Employee Director Stock-For-Retainer Plan of our report dated July 3, 1996, with respect to the consolidated financial statements and schedule of Scholastic Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 1996.

                                                         /s/ Ernst & Young LLP
                                                         Ernst & Young LLP

New York, New York
August 21, 1996



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